Exhibit 10.1.3

RESTRICTED STOCK AGREEMENT

This RESTRICTED STOCK AGREEMENT (this “Agreement”) is entered into on ______________, 202__ (the “Date of Grant”), between SANARA MEDTECH INC., a Texas corporation (the “Company”) and ________________ (the “Recipient”).

WHEREAS, the Board of Directors of the Company (the “Board”) has determined to grant restricted stock awards to non-employee directors of the Company under the Company’s 2014 Omnibus Long Term Incentive Plan (the “Plan”) upon the terms and conditions set forth herein;

NOW, THEREFORE, the Company and the Recipient agree as follows:

1. Grant of Award. The Company hereby grants to the Recipient, under the Plan, a Restricted Share Award (as such term is defined in the Plan) consisting of _____ shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company (the “Restricted Stock”), on the terms and conditions and subject to the restrictions set forth in this Agreement. The grant of the Restricted Stock is made in consideration of the services rendered and to be rendered by the Recipient to the Company.

The Recipient shall be issued stock certificates evidencing the Restricted Stock which shall be registered in the name of the Recipient and shall bear an appropriate legend referring to the terms, conditions, and restrictions of the Restricted Stock, substantially in the following form:

The transferability of this certificate and the common stock represented hereby are subject to the terms, conditions and restrictions (including conditions of forfeiture) contained in the Restricted Stock Agreement entered into between the registered owner and Sanara MedTech Inc., and in the 2014 Omnibus Long Term Incentive Plan of Sanara MedTech Inc. A copy of the Restricted Stock Agreement and such Plan are on file in the offices of Sanara MedTech Inc., 1200 Summit Ave, Suite 414, Fort Worth, Texas 76102.

The stock certificates evidencing the shares of Restricted Stock shall be held in custody by the Company or, if specified by the Board, with a third party custodian or trustee, until the restrictions thereon shall have lapsed, and, as a condition of this Restricted Share Award, the Recipient shall deliver a stock power, duly endorsed in blank, relating to the shares of Restricted Stock.

2. Transfer Restrictions. Subject to satisfaction of the vesting provisions set forth in Section 4 of this Agreement, the shares of Restricted Stock are non-transferable and may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Recipient or become subject to execution, attachment or similar process. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber any shares of Restricted Stock or the rights relating thereto until vested as provided herein shall be wholly ineffective and, if any such attempt were to be made, all unvested shares of Restricted Stock will be forfeited by the Recipient, and all of the Recipient’s rights to such shares shall immediately terminate without any payment or consideration by the Company.

3. Voting and Dividend Rights. Recipient agrees that during the period in which any Restricted Stock is unvested and subject to the restrictions provided herein, the Recipient shall not have the right to vote, or to receive cash dividends (except as contemplated in Section 5 hereof) payable on, such unvested shares of Restricted Stock. Any dividend or distribution payable with respect to Restricted Stock that shall be paid in shares of Common Stock or other property (excluding cash), or any consideration (including cash) receivable for conversion of or in exchange for any shares of Restricted Stock, shall be subject to the same restrictions applicable to the unvested Restricted Stock (with such modifications thereof as the Board may provide in its absolute discretion), and shall be held in custody by the Company or with a third party custodian or trustee until the vesting of the corresponding Restricted Stock.

Outside Director

4. Vesting. Except as otherwise provided herein, and provided that from the date hereof through the applicable vesting date set forth below the Recipient remains continuously a member of the Board (or otherwise continues to provide services to the Company), the restrictions on the Restricted Stock shall lapse and the Restricted Stock shall vest in accordance with the vesting schedule below.

Vesting Date	Shares Vesting

[The one-year anniversary of the Date of Grant]	100% of Restricted Stock awarded

The foregoing vesting period notwithstanding, upon the occurrence of a Change in Control, 100% of the unvested shares of Restricted Stock shall vest as of the date of the Change in Control. “Change in Control” shall mean (i) a sale of all or substantially all of the assets of the Company to any person or entity that is not a wholly owned Subsidiary; (ii) a merger or consolidation to which the Company is a party if all persons who were shareholders of the Company immediately prior to the effective date of the merger or consolidation become beneficial owners (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of securities having less than 50% of the total combined voting power for election of directors (or comparable governing body) of the surviving corporation or other entity following the effective date of such merger or consolidation; or (iii) the approval by shareholders of the Company of any plan or proposal for the liquidation of the Company or its Subsidiaries (other than into the Company).

Upon the Recipient’s ceasing to be a member of the Company’s Board (or the board of directors of a successor to the Company) or to otherwise provide services to the Company, whether as an Officer, employee, consultant, or other individual service provider, for any reason, the Recipient shall on such date immediately forfeit all rights in the shares of Restricted Stock which shall not have become vested, and the ownership of such shares shall immediately fully vest in the Company, which shall have no further obligations to the Recipient under this Agreement.

Upon the vesting as to any portion of the Restricted Stock, the Company will cause a new certificate evidencing such number of vested shares of Common Stock to be delivered to the Recipient, free of the legend regarding restrictions on transfer; provided that the Company shall not be obligated to issue any fractional share of Common Stock.

5. Capitalization; Adjustments. In the event of a dividend or other distribution (other than ordinary cash dividends), merger, consolidation, recapitalization, stock split, reorganization, reclassification, merger, exchange of securities of the Company, or other corporate transaction affecting the capital structure of the Company, the Board or a committee designated by the Board may in its discretion make adjustments and take actions as contemplated by Section 3.4 of the Plan.

6. Taxes. The Recipient shall be required to pay all income taxes (including any required withholding or estimated taxes) due as a result of the vesting of or other event relating to any Restricted Stock. The Company will not pay or in any way be responsible for the withholding or timely payment of any taxes incurred as a result of the Recipient’s ownership of Common Stock awarded hereunder unless otherwise required by law. The Recipient is hereby advised to consult immediately with the Recipient’s own tax advisor regarding the tax consequences of this Agreement, the method and timing for filing an election to include the Restricted Stock in income under Section 83(b) of the Code (see Section 7 below), and the tax consequences of such an election.

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7. Section 83(b) Election. The Recipient may make an election under Internal Revenue Code Section 83(b) regarding federal income tax treatment of the Restricted Stock. Any such election must be made within 30 days after the date of grant, and the Recipient must provide the Company with a copy of an executed version and satisfactory evidence of filing with the U.S. Internal Revenue Service in accordance with the regulations promulgated under Section 83(b) of the Code. The Recipient agrees to assume full responsibility for ensuring that the election, if made, is actually and timely filed with the U.S. Internal Revenue Service and for all tax consequences resulting from the election. By execution of this Agreement, the Recipient agrees that if the Recipient makes such an election, the Recipient shall timely provide the Company with written notice of such election in accordance with the regulations promulgated under Section 83(b) of the Code.

8. No Right to Continued Service or Future Awards. This Agreement shall not confer upon the Recipient any right to nomination for or recommendation regarding any term of membership on the Board or any committee thereof or to any other position with the Company, whether as an Officer, employee, consultant, or other individual service provider. The grant of the Restricted Stock in this Agreement does not create any contractual right or other right to receive any Restricted Stock or other awards in the future. Future awards of compensation, if any, will be at the sole discretion of the Board.

9. Compliance with Laws. The issuance and transfer of shares of Common Stock shall be subject to compliance by the Company and the Recipient with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Common Stock may be listed. No shares of Common Stock shall be issued or transferred unless and until any then applicable requirements of federal and state laws and regulatory agencies have been fully complied with to the Company’s satisfaction. Any determination in this regard by the Company shall be final, binding, and conclusive for all purposes. The Company shall be under no obligation to register the shares of Common Stock with the Securities and Exchange Commission or any state securities commission or to list the shares on any stock exchange to effect such compliance.

10. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES. ALL DISPUTES, CONTROVERSIES OR DIFFERENCES WHICH MAY ARISE OUT OF, IN RELATION TO, OR IN CONNECTION WITH THIS AGREEMENT OR THE BREACH THEREOF SHALL BE BROUGHT AND ADJUDICATED IN THE STATE OR FEDERAL COURTS LOCATED IN TARRANT COUNTY, TEXAS. RECIPIENT HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF TEXAS.

11. Restricted Stock Subject to the Plan. This Agreement is subject to the Plan, the terms and provisions of which may be amended from time to time in the Company’s sole discretion. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable term or provision of the Plan will prevail.

12. Interpretation. The interpretation of this Agreement and any dispute relating thereto shall be decided by the Board or a committee designated by the Board and shall be final, binding, and conclusive on the Recipient, the Company, and all other persons.

13. Successors and Assigns. The Company may assign any of its rights under this Agreement, which will be binding upon and inure to the benefit of the Company’s successors and assigns.

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14. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision, and each provision of this Agreement shall be severable and enforceable to the extent permitted by law.

15. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

16. Specific Performance. The parties acknowledge that remedies at law will be inadequate remedies for a breach of this Agreement and consequently agree that this Agreement shall be enforceable by specific performance. The remedy of specific performance shall be cumulative of all of the rights and remedies at law or in equity of the parties under this Agreement.

17. Recipient’s Acknowledgments. The Recipient (i) acknowledges that a copy of the Plan has been made available by the Company for the Recipient’s review and (ii) represents that the Recipient is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all the terms and provisions thereof. The Recipient hereby agrees to accept as final, binding, and conclusive all decisions or interpretations of the Board or, if applicable, the Committee upon any questions arising under the Plan or this Agreement.

18. Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that are set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Recipient against the Company, whether predicated on this Agreement, the Plan, or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

19. Entire Agreement. This Agreement (together with the Plan) supersedes any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement, or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

20. Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties hereto. Notwithstanding the preceding sentence, the Company may amend the Plan to the extent permitted by the Plan.

21. Headings. The headings used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on _______, 202__.

SANARA MEDTECH INC.

By
Michael D. McNeil
Chief Financial Officer

RECIPIENT

Name

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